EXHIBIT 2.1

                          PLAN AND AGREEMENT OF MERGER



     THIS PLAN AND AGREEMENT OF MERGER, dated August 28, 1997 (the "Agreement"), is entered into between WHITMAN REINCORPORATION, INC., a Florida corporation ("Florida") and WHITMAN EDUCATION GROUP, INC., a New Jersey corporation ("Whitman").

                                    RECITALS

     A. Whitman is a corporation duly organized and existing under the laws of the State of New Jersey.

     B. Florida is a corporation duly organized and existing under the laws of the State of Florida.

     C. Whitman has an aggregate authorized capital of 100,000,000 shares of Common Stock, no par value per share (the "Whitman Common Stock"), of which 12,678,882 shares were duly issued and outstanding as of the date hereof.

     D. Florida has an aggregate authorized capital stock of 100,000,000 shares of Common Stock, no par value (the "Florida Common Stock"), of which 100 shares were duly issued and outstanding as of the date hereof.

     E. The respective Boards of Directors of Whitman and Florida have determined that it is advisable and in the best interest of each such corporation that Whitman merge with and into Florida upon the terms and subject to the conditions of this Plan and Agreement of Merger for the purposes of effecting the reincorporation of Whitman in the State of Florida.

     F. The respective Boards of Directors of Whitman and Florida have, by resolutions duly adopted, approved and adopted this Plan and Agreement of Merger. Whitman has adopted this Plan and Agreement of Merger as the sole stockholder of Florida and the Board of Directors of Whitman has directed that this Plan and Agreement of Merger be submitted to a vote of its shareholders. The affirmative vote of the holders of two-thirds of the shares of the Company's Common Stock not held by Frost-Nevada, Limited Partnership must approve this Plan and Agreement of Merger before it may become effective.

     G. The parties intend that this Plan and Agreement of Merger effect a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended.



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                                    AGREEMENT

     In consideration of the Recitals and of the mutual agreements contained in this Agreement, the parties hereto agree as set forth below.

     1. MERGER. Whitman shall be merged with and into Florida (the "Merger").

     2. EFFECTIVE DATE. The Merger shall become effective immediately upon the later of the filing of this Agreement or a certificate of merger with the Secretary of State of New Jersey in accordance with the New Jersey Business Corporation Act and the filing of articles of merger with the Secretary of State of Florida in accordance with the Florida Business Corporation Act. The time of such effectiveness is hereinafter called the "Effective Time."

     3. SURVIVING CORPORATION. Florida shall be the surviving corporation of the Merger and shall continue to be governed by the laws of the State of Florida. On the Effective Time, the separate corporate existence of Whitman shall cease.

     4. NAME OF SURVIVING CORPORATION. On the Effective Time, the Articles of Incorporation of Florida shall be amended to change the name of Florida to "Whitman Education Group, Inc."

     5. CERTIFICATE OF INCORPORATION. Except as provided in Section 4, the Articles of Incorporation of Florida as it exists on the Effective Time shall be the Articles of Incorporation of Florida following the Effective Time, unless and until the same shall thereafter be amended or repealed in accordance with the laws of the State of Florida.

     6. BYLAWS. The Bylaws of Florida as they exist on the Effective Time shall be the Bylaws of Florida following the Effective Time, unless and until the same shall be amended or repealed in accordance with the provisions thereof and the laws of the State of Florida.

     7. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of Whitman immediately prior to the Effective Time shall be the members of the Board of Directors and the officers, respectively, of Florida following the Effective Time, and such persons shall serve in such offices for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

     8. SUCCESSION. At the Effective Time, the separate corporate existence of Whitman shall cease, and Florida, as the surviving corporation, shall possess all the rights, privileges, powers and franchises of a public or private nature and shall be subject to all the restrictions, disabilities and duties of Whitman and all the rights, privileges, powers and franchises of Whitman, and all property, real, personal and mixed and all debts due to Whitman on whatever account, as well as for share subscriptions and all of the things in action, shall be vested in Florida as the surviving corporation; and all property,

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rights,  privileges, powers  and franchises, and  all and  every  other interest shall be thereafter the property of Florida as the same were of Whitman, and the title to any real estate vested by deed or otherwise shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and liens upon any property of Whitman shall be preserved unimpaired, and all debts, liabilities and duties of Whitman shall thenceforth attach to Florida, as the surviving corporation of the Merger, and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it; provided, however, that such liens upon property of Whitman shall be limited to the property affected thereby immediately prior to the Merger. All
corporate  acts,  plans,  policies,  agreements,   arrangements,  approvals  and
authorizations of Whitman, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorizations of Florida, its shareholders, Board of Directors and committees thereof, respectively, and shall be effective and binding thereon as the same with respect to Whitman; and Florida shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the Merger.

     9. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

        (a) each share of Whitman Common Stock outstanding immediately prior to the Effective Time shall be converted into, and shall become, one fully paid and nonassessable share of Florida Common Stock;

        (b) the 100 shares of Florida Common Stock issued and outstanding in the name of Whitman shall be canceled and retired, and no payment shall be made with respect thereto, and such shares shall resume the status of unauthorized and unissued shares of Florida Common Stock.

     10. STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates which immediately prior to the Effective Time represent shares of Whitman Common Stock shall be deemed for all purposes to evidence ownership of, and to represent shares of, Florida Common Stock into which the shares of Whitman Common Stock formerly represented by such certificates have been converted as herein provided. The registered owner on the books and records of Whitman or its transfer agent of any such outstanding stock certificates shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to Florida, as the surviving corporation, or its transfer agent, have and shall be entitled to exercise any voting or other rights with respect to and to receive any dividends and other distributions upon shares of Florida Common Stock evidenced by such outstanding certificate as above provided. Nothing herein contained shall be deemed to require the holder of any shares of Whitman Common Stock to surrender the certificate or certificates representing such shares in exchange for a certificate or certificates representing shares of Florida Common Stock.


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     11. STOCK OPTIONS,  WARRANTS AND OTHER RIGHTS. Forthwith upon the Effective
Time, each stock option, stock warrant, convertible debt instrument and other right to subscribe for or purchase shares of Whitman Common Stock shall be converted into a stock option, stock warrant or other right to subscribe for or
purchase  the  same  number  of  shares  of  Florida  Common  Stock,   and  each
certificate, agreement, note or other document representing such stock option, stock warrant or other right to subscribe for or purchase shares of Whitman Common Stock shall for all purposes be deemed to evidence the ownership of a stock option, stock warrant or other right to subscribe for or purchase shares of Florida Common Stock. As of the Effective Time, Florida hereby assumes the Company's 1996 Stock Option Plan and, if same shall be approved by the shareholders of Whitman, Whitman's Employee Stock purchase Plan, and all obligations of Whitman under such plans including the outstanding rights or options or portions thereof granted pursuant to the plans and otherwise.

     12. OTHER EMPLOYEE BENEFIT PLANS. As of the Effective Time, Florida, as the surviving corporation of the Merger, hereby assumes all obligations of Whitman under any and all employee benefit plans in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time.

     13. CONDITIONS. The consummation of the Merger is subject to satisfaction of the following conditions prior to the Effective Time:

          (a) the Merger shall have received the requisite approval of the holders of Whitman Common Stock and all necessary actions shall have been taken to authorize the execution, delivery and performance of this Plan and Agreement of Merger by Whitman and Florida;

          (b) all approvals and consents necessary or desirable, if any, in connection with the consummation of the Merger shall have been obtained;

          (c)      no   suit,   action,   proceeding   or  other
                   litigation  shall  have  been  commenced  or
                   threatened to be commenced which, in the opinion of Whitman or Florida, would pose a
                   material    restriction    on     or   impair
                   consummation of the Merger, performance of this Plan and Agreement of Merger or the conduct of the business of Florida after the Effective Time, or create a risk of subjecting
                   Whitman  or  Florida,  or  their   respective
                   shareholders, officers or directors, to material damages, costs, liability and other relief in connection with the Merger or this Plan and Agreement of Merger; and

          (d) the shares of Florida Common Stock to be issued or reserved for issuance shall, if required, have been approved for listing on the American Stock Exchange upon official notice of issuance.

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     14. DEFERRAL OR ABANDONMENT.  At any time prior to the Effective Time, this
Plan and Agreement of Merger may be terminated and the Merger may be abandoned or the time of consummation of the Merger may be deferred for a reasonable time by the Board of Directors of either Whitman or Florida or both, notwithstanding approval of this Plan and Agreement of Merger by the shareholders of Whitman or the stockholders of Florida, or both, if circumstances arise which, in the opinion of the Board of Directors of Whitman or Florida, make the Merger inadvisable or such deferral of the time of the consummation thereof advisable.

     15. AMENDMENT. The Board of Directors of the parties hereto may amend this Agreement at any time prior to the Effective Time; provided that an amendment made subsequent to the approval of this Agreement by the stockholders of either of the parties hereto shall not:

        (a) change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the parties hereto,

        (b) change any term of the Articles of Incorporation of Florida, or

        (c) change any other terms or conditions of this Agreement if such change would adversely affect the holder of any capital stock of either party hereto.

     16. REGISTERED OFFICE. The registered office of Florida in the State of Florida is located at 4400 Biscayne Boulevard, Miami, Florida 33137, and Richard
B. Salzman is the registered agent of Florida at such address.

     17. INSPECTION OF AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of Florida at 4400 Biscayne Boulevard, Miami, Florida 33137. A copy of this Agreement shall be furnished by Florida, on request and without cost, to any stockholder of either Whitman or Florida.

     18. GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Florida.

     19. SERVICE OF PROCESS. On and after the Effective Time, Florida agrees that it may be served with process in Florida in any proceeding for enforcement of any obligation of Whitman or Florida arising from the Merger.

     20.  DESIGNATION  OF NEW  JERSEY  SECRETARY  OF STATE AS AGENT FOR SERVE OF
PROCESS. On and after the Effective Time, Florida irrevocably appoints the Secretary of State of the State of New Jersey as its agent to accept service of process in any suit or other proceeding to enforce the rights of any

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stockholders  of  Whitman  or  Florida  arising from the Merger.  The New Jersey
Secretary of State is requested to mail a copy of such process to Florida at 4400 Biscayne Boulevard, Miami, Florida 33137, Attention: Richard B. Salzman.

     21. COUNTERPARTS. This Plan and Agreement of Merger may be executed in any number of counterparts, each of which when taken alone shall constitute an original instrument and when taken together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, each of the parties hereto, pursuant to authority duly granted by their respective Board of Directors, has caused this Plan and Agreement of Merger to be executed, respectively, by its President and attested by its Secretary.

ATTEST:                                    WHITMAN REINCORPORATION, INC.,
                                           A FLORIDA CORPORATION


/S/                                        BY: /S/ RICHARD C. PFENNIGER, JR.
----------------------------               ------------------------------------
SECRETARY                                  RICHARD C. PFENNIGER, JR.
                                           CHIEF EXECUTIVE OFFICER



ATTEST:                                    WHITMAN EDUCATION GROUP, INC.,
                                           A NEW JERSEY CORPORATION


/S/                                        BY: /S/ RICHARD C. PFENNIGER, JR.
---------------------------                ------------------------------------
SECRETARY                                  RICHARD C. PFENNIGER, JR.
                                           CHIEF EXECUTIVE OFFICER


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